                                                                    EXHIBIT 99.1






                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF APRIL 8, 2004

                                  BY AND AMONG

                             NORTH BANCSHARES, INC.

                                       AND

                              DIAMOND BANCORP, INC.

                                       AND

                      NORTH BANCSHARES ACQUISITION CORP. II



                                TABLE OF CONTENTS

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

                                    ARTICLE I

                               CERTAIN DEFINITIONS

1.01     Certain Definitions..........................................................4

                                   ARTICLE II

                                 PLAN OF MERGER

2.01     Merger.......................................................................10
2.02     Surviving Corporation........................................................10
2.03     Conversion of Seller Common Stock and Related Stock Matters..................11
2.04     Dissenting Shares/Excluded Shares/Seller Restricted Shares...................11
2.05     Seller Stock Options.........................................................11
2.06     Stockholders Rights, Stock Transfers.........................................12
2.07     Exchange Procedures..........................................................12
2.08     Additional Cash Contributions by Purchaser to Seller.........................13
2.09     Effective Date...............................................................13
2.10     Reservation of Right to Revise Merger........................................14

                                   ARTICLE III

                     COVENANTS - ACTIONS PENDING TRANSACTION

3.01     Covenants of Seller and its Subsidiaries to Forbear..........................14
3.02     Covenants of Purchaser to Forbear............................................18

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

4.01     Capitalization...............................................................19
4.02     Organization, Standing and Authority of Seller...............................19
4.03     Seller Subsidiaries..........................................................20
4.04     Authorized and Effective Agreement...........................................20
4.05     Securities Documents and Regulatory Reports..................................21
4.06     Material Adverse Effect......................................................21
4.07     Environmental Matters........................................................22
4.08     Tax Matters..................................................................22
4.09     Legal Proceedings............................................................23
4.10     Compliance with Laws.........................................................23
4.11     Seller Employee Plans........................................................24
4.12     Certain Contracts............................................................25

4.13     Brokers and Finders.........................................................26
4.14     Insurance...................................................................26
4.15     Properties..................................................................26
4.16     Labor.......................................................................27
4.17     Allowance for Loan Losses...................................................27
4.18     Transactions with Insiders..................................................27
4.19     Fairness Opinion............................................................27
4.20     No Undisclosed Liabilities..................................................27
4.21     Indemnification.............................................................28
4.22     Loan Portfolio..............................................................28
4.23     Investment Portfolio........................................................28
4.24     Books and Records...........................................................29
4.25     Interim Events..............................................................29
4.26     Defaults....................................................................29
4.27     Intellectual Property.......................................................29
4.28     Compliance with Servicing Obligations.......................................29
4.29     Risk Management Instruments.................................................29
4.30     Fiduciary Responsibilities..................................................30
4.31     Disclosure Controls and Procedures..........................................30
4.32     Certain Information.........................................................30
4.33     Takeover Laws...............................................................30
4.34     Representations Not Misleading..............................................30

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.01     Organization, Standing and Authority of Purchaser and Merger Sub............30
5.02     Authorized and Effective Agreement..........................................30
5.03     Legal Proceedings...........................................................31
5.04     Financial Resources and Related Matters.....................................32
5.05     Certain Information.........................................................32
5.06     Representations Not Misleading..............................................32

                                   ARTICLE VI

                                    COVENANTS

6.01     Reasonable Best Efforts.....................................................32
6.02     Seller Stockholder Approval.................................................32
6.03     Regulatory Matters..........................................................33
6.04     Press Releases..............................................................34
6.05     Access; Information.........................................................34
6.06     Alternative Proposal........................................................35
6.07     Current Information and Attendance at Board Meetings........................36
6.08     Officers' and Directors' Insurance; Indemnification.........................36
6.09     Employee Benefit Matters....................................................38

6.10     Litigation Matters..........................................................38
6.11     Notification of Certain Matters.............................................38

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

7.01     Conditions Precedent - Parties..............................................39
7.02     Conditions Precedent - Seller...............................................39
7.03     Conditions Precedent - Purchaser............................................39

                                  ARTICLE VIII

                        TERMINATION, WAIVER AND AMENDMENT

8.01     Termination.................................................................40
8.02     Effect of Termination.......................................................42
8.03     Survival or Non-Survival of Representations, Warranties and Covenants.......42
8.04     Waiver......................................................................42
8.05     Amendment or Supplement.....................................................42
8.06     Termination Fee.............................................................42
8.07     Disposition of Deposit upon Termination.....................................43
8.08     Relief for Willful Breach; Specific Performance.............................44

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01     Expenses....................................................................45
9.02     Entire Agreement............................................................45
9.03     No Assignment...............................................................45
9.04     Notices.....................................................................45
9.05     Interpretation..............................................................46
9.06     Counterparts................................................................46
9.07     Governing Law...............................................................46
9.08     Severability................................................................47


                                    EXHIBITS

Exhibit A       Form of Support Agreement
Exhibit B       Form of Stock Option Cancellation Agreement

         AGREEMENT AND PLAN OF MERGER dated as of April 8, 2004 (this "Agreement") by and between North Bancshares, Inc. ("Seller"), Diamond Bancorp, Inc. ("Purchaser") and North Bancshares Acquisition Corp. II ("Merger Sub").

                                    RECITALS

         A. Seller. Seller is a Delaware corporation, having its principal place of business in Chicago, Illinois.

         B.       Purchaser.  Purchaser is a Nevada corporation.

         C. Merger Sub. Merger Sub is a Delaware corporation, which is a wholly-owned, transitory subsidiary of Purchaser formed for the sole purpose of facilitating the Merger (as such term is hereinafter defined).

         D. Support Agreements. As a material inducement to the willingness of each of Seller and Purchaser to enter into this Agreement, each of the directors of Seller and North FSB ("Seller Bank"), as well as each of Northbrook Investments LLC, David Hokin and Rob Rubin, has entered into a support agreement with Seller and Purchaser (a "Support Agreement") on the date hereof, in the form of EXHIBIT A.

         E. Deposit. As a further material inducement to the willingness of Seller to enter into this Agreement, Purchaser has tendered to Seller Two Million Dollars ($2,000,000), by wire transfer of immediately available funds (the "Deposit"). The Deposit shall be invested by Seller in a money market account at Seller Bank and interest earned thereon shall be remitted to Purchaser monthly. Purchaser shall report all interest earned on the Deposit for federal and state income tax reporting purposes. The Deposit shall be returned to Purchaser, forfeited in favor of Seller or tendered by Seller to the Exchange Agent (as such term is hereinafter defined) as provided in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the Parties (as such term is hereinafter defined) agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

         "Agreement" means this Agreement, as amended or modified from time to time in accordance with the terms of this Agreement.

         "Alternative Proposal" means any proposal to engage in, or a public announcement to engage in, or a filing with any Governmental Authority with respect to, any merger or consolidation with, purchase or lease of substantially all assets of, purchase of securities representing more than 50% of the voting power of, or any similar transaction involving, Seller or Seller Bank, but specifically excluding the transactions contemplated by this Agreement.

         "Certificates" means any certificate which immediately prior to the Effective Time represented shares of Seller Common Stock.

         "Certificate of Merger" means the certificate of merger to be filed with the Secretary of State of Delaware with respect to the Merger.

         "Change in Recommendation" has the meaning set forth in Section
6.02(a).

         "Chosen Court" has the meaning set forth in Section 9.07(b).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Competing Acquisition Agreement" has the meaning set forth in Section 6.02(c).

         "CRA" means the Community Reinvestment Act.

         "Deposit" has the meaning set forth in the Recitals to this Agreement.

         "DGCL" means the Delaware General Corporation Law.

         "Dissenting Shares" means any shares of Seller Common Stock whose holder becomes entitled to fair value of such shares under the DGCL.

         "DOJ" means the Department of Justice of the United States of America.

         "Effective Date" means the date on which the Effective Time occurs.

         "Effective Time" means the time of the filing of the Certificate of Merger, or such later time as may be specified in the Certificate of Merger.

         "Environmental Claim" means any written notice from any Governmental Authority or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources, damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Authority relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (b) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, et seq;

the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101, et seq; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq; and all comparable state and local laws, and (ii) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" means LaSalle National Bank, a National Association or such other financial institution mutually agreed upon Seller and Purchaser.

         "Excluded Shares" means shares of Seller Common Stock contributed by the stockholders of Purchaser to Purchaser prior to the Effective Time which are owned by Purchaser at the Effective Time.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FHLB" means the Federal Home Loan Bank of Chicago.

         "GAAP" means generally accepted accounting principles consistently applied with the prior practices of Seller.

         "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality including any Regulatory Authority.

         "HOLA" means the Home Owner's Loan Act, as amended.

         "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

         "Independent Expert" has the meaning set forth in Section 8.01(e).

         "Insiders" has the meaning set forth in Section 4.18.

         "Insurance Amount" has the meaning set forth in Section 6.08(a).

         "Intellectual Property" has the meaning set forth in Section 4.26.

         "IRS" means the Internal Revenue Service.

         "Lien" means any charge, mortgage, pledge, security interest, easement, restriction, claim, lien, encumbrance, or rights of others.

         "MAE Qualification" shall mean except for any failures, non-compliances, facts, events or circumstances, which when aggregated with all other failures, non-compliances, facts, events or circumstances, would not have a Material Adverse Effect on Seller.

         "Material Adverse Effect" means, any effect that (i) is material and adverse to the financial position, results of operations, business, or operations of Seller and its Subsidiaries taken as a whole or (ii) would materially impair the ability of Seller to perform its obligations under this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift and similar laws of general applicability to thrift institutions or their holding companies or subsidiaries generally or interpretations thereof by Governmental Authorities, or other changes affecting thrift institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates (but this exception shall not apply to any events or circumstances relating solely to the credit quality of loans and/or investments), (b) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) changes in GAAP or regulatory accounting requirements applicable to thrifts or their holding companies or subsidiaries generally, (d) changes resulting from transaction expenses, including legal, accounting and investment bankers' fees incurred in connection with this Agreement, (e) actions or omissions of Seller or any of its Subsidiaries taken with the prior written consent of Purchaser or as permitted by this Agreement,
(f) the payment of any amounts due to, or the provision of any other benefits to, any directors, officers or employees of Seller and its Subsidiaries under employment contracts, employee benefit plans, severance agreements or other arrangements in existence as of the date hereof as Previously Disclosed, and (g) any adjustments pursuant to FAS 115.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum, petroleum products and any other materials regulated under Environmental Laws.

         "Merger" has the meaning set forth in Section 2.01.

         "Merger Consideration" has the meaning set forth in Section 2.03(a).

         "Merger Sub" has the meaning set forth in the preamble to this Agreement.

         "OTS" means the Office of Thrift Supervision of the U.S. Department of the Treasury or any successor thereto.

         "Parties" means Seller, Purchaser and Merger Sub.

         "Party" means any of Seller, Purchaser or Merger Sub.

         "Person" means any individual, bank, corporation, partnership, joint venture, limited liability company, association, joint-stock company, business trust or unincorporated organization.

         "Previously Disclosed" means disclosed in a written disclosure schedule delivered on or prior to the date hereof by the disclosing Party to the other Party and describing in reasonable detail the matters contained therein. The disclosing Party shall use reasonable efforts to specifically refer to the appropriate section of this Agreement (which may be made by incorporation by reference from one section to another if appropriate).

         "Proxy Statement" means the proxy statement, together with any supplements thereto, to be delivered to the stockholders of Seller in connection with the solicitation of their adoption of this Agreement.

         "Purchaser" has the meaning set forth in the preamble to this Agreement.

         "Regulatory Authority" means any Governmental Authority charged with the supervision or regulation of financial institutions (or their holding companies) including the OTS, the FDIC and the DOJ.

         "REO" means real estate acquired by an entity in foreclosure or by deed in lieu of foreclosure.

         "Representatives" means, with respect to any Person, such Person's directors, officers, employees, accountants, legal or financial advisors or any representatives of such legal or financial advisors.

         "Rights" means all warrants, options, rights, convertible securities and other awards, arrangements or commitments which obligate any Person to issue or dispose of any of its capital stock or other ownership interests.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC.

         "Seller" has the meaning set forth in the preamble to this Agreement.

         "Seller Bank" has the meaning set forth in the Recitals to this Agreement.

         "Seller Common Stock" means the common stock, par value $0.01 per share, of Seller.

         "Seller Employee Plans" means all stock option, restricted stock, employee stock purchase, ownership and stock bonus plans, pension, profit-sharing and retirement plans, severance plans, deferred compensation, consultant, bonus and group insurance contracts, arrangements and agreements, or any trust agreement (or similar arrangement) related thereto, and all other incentive, health, welfare and benefit plans and arrangements maintained for the benefit of any present or former directors, employees or consultants of Seller or any of its Subsidiaries, whether written or oral.

         "Seller Preferred Stock" means the preferred stock, par value $0.01 per share, of Seller.

         "Seller Restricted Shares" means shares of Seller Common Stock that have been awarded under Seller's RRP prior to the date of this Agreement which are outstanding and subject to risk of forfeiture.

         "Seller Stock Options" means all options to acquire shares of Seller Common Stock under Seller's Stock Option Plan or otherwise outstanding.

         "Seller's Advisor" means Keefe, Bruyette & Woods, Inc.

         "Seller's Board" means the Board of Directors of Seller.

         "Seller's Defined Benefit Plan" means any qualified Seller Employee Plan constituting a "defined benefit plan" within the meaning of Section 3(35) of ERISA that is subject to Title IV of ERISA.

         "Seller's ESOP" means Seller's Employee Stock Ownership Plan.

         "Seller's Meeting" has the meaning set forth in Section 6.02(a).

         "Seller's RRP" means Seller's 1993 Management Recognition and Retention Plan.

         "Seller's Securities Documents" means all reports, forms, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws by Seller.

         "Seller's Stock Option Plan" means Seller's 1993 Stock Option and Incentive Plan.

         "Stock Option Cancellation Agreement" has the meaning set forth in
Section 2.05.

         "Subsidiary" means any entity which is required to be consolidated with a Party for financial reporting purposes.

         "Superior Proposal" means any bona fide written Alternative Proposal relating to which Seller's Board concludes in good faith to be more favorable from a financial point of view to its stockholders than the Merger, (1) after receiving the written advice of Seller's Advisor or such other financial advisor (who shall be a nationally recognized investment banking firm), (2) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and
(3) after taking into account all legal (with the written advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law.

         "Support Agreement" has the meaning set forth in the Recitals to this Agreement.

         "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, medicare, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, in each case imposed by any Governmental Authority whether arising before, on or after the Effective Time.

         "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with any Governmental Authority with respect to any Tax.

         "Termination Fee" has the meaning set forth in Section 8.06.

         "Treasury Stock" means shares of Seller Common Stock held by Seller or any of its Subsidiaries other than (a) in a fiduciary capacity, (b) as a result of debts previously contracted in good faith, (c) in trust pursuant to any Seller Employee Plan, or (d) Seller Restricted Shares.

                                   ARTICLE II
                                 PLAN OF MERGER

         2.01 Merger. At the Effective Time, Merger Sub shall be merged with and into Seller (the "Merger"). The separate corporate existence of Merger Sub shall cease, Seller shall be the surviving corporation and Seller shall continue its corporate existence under the DGCL.

         2.02     Surviving Corporation.

                  (a) The name of the surviving corporation shall be "North Bancshares, Inc."

                  (b) The Certificate of Incorporation of Seller as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of Seller (as restated to parallel that of the Merger Sub), as the surviving corporation, at and after the Effective Time, until thereafter altered, amended or repealed in accordance with DGCL.

                  (c) The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of Seller, as the surviving corporation, at and after the Effective Time, until thereafter altered, amended or repealed in accordance with the DGCL.

                  (d) The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of Seller, as the surviving corporation, at and after the Effective Time, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of Seller, as the surviving corporation.

         2.03 Conversion of Seller Common Stock and Related Stock Matters. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of capital stock of the Parties, the following shall occur:

                  (a) each share of Seller Common Stock outstanding immediately prior to the Effective Time shall, except as provided in Section 2.04, cease to be outstanding and shall be converted into the right to receive $22.75 in cash (the "Merger Consideration");

                  (b) each share of Treasury Stock shall be cancelled and retired without consideration or conversion;

                  (c) each share of Purchaser capital stock outstanding immediately prior to the Effective Time shall remain an outstanding share of Purchaser capital stock at and after the Effective Time; and

                  (d) each share of Merger Sub common stock outstanding immediately prior to the Effective Time shall be converted into and become one share of Seller Common Stock.

         2.04     Dissenting Shares/Excluded Shares/Seller Restricted Shares.

                  (a) Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the DGCL; provided, however, that if any holder of Dissenting Shares shall forfeit such right to payment, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration from Purchaser without interest. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

                  (b) Seller shall give Purchaser (i) prompt notice of any written objections to the Merger and any written demands for the payment of fair value of any shares, withdrawals of such demands, and any other instruments served upon or received by Seller pursuant to Section 262 of the DGCL and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the DGCL. Seller shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Purchaser, settle or offer to settle any such demands.

                  (c) Excluded Shares shall not be converted into the Merger Consideration and shall remain issued and outstanding shares of Seller Common Stock at and after the Effective Time.

         2.05 Seller Stock Options. At the Effective Time, each Seller Stock Option outstanding immediately prior to the Effective Time, whether or not vested or exercisable, shall be cancelled and extinguished in consideration and exchange for a cash payment from Seller on the Effective Date to the holder or beneficiary thereof equal to the Merger Consideration for each underlying share of Seller Common Stock less the applicable option exercise price per share and multiplied by the number of shares of Seller Common Stock subject to such Seller Stock Option, less applicable federal and state Tax withholding obligations, and subject to the receipt by Seller of a cancellation agreement from the holder or beneficiary of such Seller Stock Option (the "Stock Option Cancellation Agreement"), in form and substance substantially similar to EXHIBIT B.

         2.06 Stockholders Rights, Stock Transfers. At the Effective Time, holders of Certificates (other than Purchaser as the holder of Certificates for Excluded Shares) shall cease to be and shall have no rights as stockholders of Seller, other than such rights as they may have under the DGCL. After the Effective Time, there shall be no transfers on the stock transfer books of Seller of Certificates and if Certificates are presented for transfer after the Effective Time (other than Certificates for Excluded Shares), they shall be delivered to the Exchange Agent or Purchaser for cancellation against delivery of the Merger Consideration. No interest shall be paid on the Merger Consideration.

         2.07     Exchange Procedures.

                  (a) Prior to the Effective Time, Purchaser shall deliver to the Exchange Agent for the benefit of the holders of Certificates (other than the holders of Dissenting Shares and Purchaser as the holder of Excluded Shares) an amount of cash, in immediately available funds, equal to the aggregate Merger Consideration to be paid to such holders of Certificates less the Deposit. At the Effective Time, Seller shall tender the Deposit, in immediately available funds, to the Exchange Agent in satisfaction of all of its obligations to Purchaser with respect to the Deposit.

                  (b) No later than five business days following the Effective Time, Purchaser shall cause the Exchange Agent to mail or make available to each holder of record any Certificate (other than Purchaser as the holder of Excluded Shares) a notice and letter of transmittal disclosing the effectiveness of the Merger and the procedure for exchanging Certificates for the Merger Consideration. Such letter of transmittal shall specify that delivery shall be effected and risk of loss and title shall pass only upon proper delivery of Certificates to the Exchange Agent.

                  (c) Each holder of any outstanding Certificate (other than holders of Dissenting Shares and Purchaser as the holder of Excluded Shares) who surrenders such Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to the Merger Consideration. The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange in accordance with normal exchange practices. Each outstanding Certificate which is not surrendered to the Exchange Agent shall, except as provided in Section 2.04, evidence ownership of only the right to receive the Merger Consideration without interest.

                  (d) The Exchange Agent shall not be obligated to deliver the Merger Consideration until the holder surrenders a Certificate as provided in this Section 2.07 or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Exchange Agent or Purchaser. If any check is to be issued in a name other than that in which the Certificate is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the Person requesting such exchange pay to the Exchange Agent any transfer or other Tax required by reason of the issuance of a check in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

                  (e) Any portion of the cash delivered to the Exchange Agent by Purchaser (or the Deposit delivered by Seller) pursuant to Section 2.07(a) that remains unclaimed by the former stockholders of Seller for six months after the Effective Time shall be delivered by the Exchange Agent to Purchaser. Any stockholders of Seller who have not theretofore complied with
Section 2.07(c)) shall thereafter look only to Purchaser for the Merger Consideration. If outstanding Certificates are not surrendered or the payment for them is not claimed prior to the date on which such payment would otherwise escheat to or become the property of any Governmental Authority, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Purchaser (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any of the Parties shall be liable to any holder of Seller Common Stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Purchaser and the Exchange Agent shall be entitled to rely upon the stock transfer books of Seller to establish the identity of those Persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto.

                  (f) The Exchange Agent or Purchaser shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Exchange Agent or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

         2.08        Additional Cash Contributions by Purchaser to Seller.

                  (a) At the Effective Time, Purchaser shall tender a cash amount to Seller, in immediately available funds, equal to the amount that Seller is required to pay for the cancellation of Seller Restricted Shares under
Section 2.04(d) and Seller Stock Options under Section 2.05 inclusive of amounts to be withheld for federal and state withholding Tax obligations.

                  (b) At the Effective Time, Purchaser shall also make a cash equity contribution to Seller, in immediately available funds, in an amount sufficient (when such amount is contributed by Seller to Seller Bank as equity capital), if needed or required by any Regulatory Authority, to enable Seller Bank to become "well capitalized" under OTS regulations and guidelines. Upon receipt of such cash equity contribution, Seller shall immediately contribute the amount thereof to Seller Bank as a cash equity contribution.

         2.09 Effective Date. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parties shall cause the Effective Date to occur (i) not later than the 10th business day after the last of the conditions set forth in Article VII to be satisfied prior to the Effective Date shall have been satisfied or waived in accordance with the terms of this Agreement or (ii) on such other date to which Seller and Purchaser may agree in writing. The Parties shall take all necessary action to pre-file the Certificate of Merger to enable the Effective Time to occur on the Effective Date.

         2.10 Reservation of Right to Revise Merger. Purchaser shall have the right to revise the structure for effecting the Merger; provided, however, that Purchaser shall not have the right, without the prior written approval of the Seller's Board, and, if required, the approval of the Seller's stockholders, to make any revision to the structure of the Merger, which (a) changes the amount or kind of consideration which the Seller's stockholders are entitled to receive in the Merger, (b) adversely affects the income Tax treatment of the Merger to the Seller's stockholders, or (c) will materially delay or jeopardize the receipt of any necessary consents or approvals of any third parties or Governmental Authorities with respect to the Merger. Purchaser may exercise this right of revision by giving written notice thereof to Seller in the manner provided in Section 9.04.

                                   ARTICLE III
                     COVENANTS - ACTIONS PENDING TRANSACTION

         3.01 Covenants of Seller and its Subsidiaries to Forbear. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Purchaser (which consent under subsections (j), (n) and (r) shall not be unreasonably withheld or delayed), Seller covenants that it will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to (i) preserve intact its business organization, properties, and assets and (ii) maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

                  (b) Capital Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its capital stock, other ownership interests or any Rights, or (ii) enter into any agreement with respect to the foregoing, except pursuant to the exercise of Seller Stock Options and the delivery of Seller Common Stock free from restrictions upon the vesting of Seller Restricted Shares.

                  (c) Other Securities. Issue any other capital securities, including trust preferred or other similar securities, or other securities, debentures or subordinated notes.

                  (d) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend or distribution on its capital stock other than regular quarterly dividends on Seller Common Stock in the amount of $0.08 per share per quarter with record and payment dates consistent with past practice (provided if a scheduled record date occurs prior to the Effective Date with a scheduled payment date after the Effective Date, then such scheduled payment date shall occur prior to the Effective Date), and dividends from wholly-owned Subsidiaries to Seller or to another wholly owned Subsidiary of Seller or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other ownership interests, or Rights.

                  (e) Compensation; Employment, Etc. (i) Enter into, modify, amend, renew or terminate any employment, consulting, severance, change in control, or similar agreement or arrangement with any director, officer or employee of, or independent contractor with respect to, Seller or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) other than (A) oral at will employment agreements, (B) bonuses and normal individual increases in salary to rank and file employees, in each case in the ordinary course of business consistent with past practice, (C) bonuses and increases in salary to non-rank and file employees and officers, in each case as Previously Disclosed, (D) changes that are required by applicable law or (E) prior to the Effective Date, renew or extend for an additional one year period the term of the Previously Disclosed existing employment agreement with Mr. Trofimuk consistent with past practices (subject to the fiduciary responsibility of Seller's Board and review of an increase in compensation level by the Purchaser); provided, however, that in the event of such renewal or extension pursuant to this subsection, any increase in compensation will not be taken into account for purposes of Section 8(a)(i) of Mr. Trofimuk's employment agreement and the amount of his benefit under Section 8(a)(i) of the employment agreement, to the extent applicable, shall not be more than four months; (ii) hire any new officers; (iii) promote any employee to a rank of vice president or a more senior position; or (iv) pay aggregate expenses of more than $2,500 of employees or directors to attend conventions or similar meetings after the date hereof.

                  (f) Benefit Plans. Except as required by law, enter into, establish, adopt, modify, amend, renew, or terminate any Seller Employee Plan, or take any action to accelerate the vesting of benefits payable thereunder.

                  (g) Dispositions. Sell, transfer, mortgage or encumber any of its assets or properties except at arms length and in the ordinary course of business consistent with past practice, and in the case of a sale or transfer, at fair value; or sell or transfer any of its deposit liabilities.

                  (h) Leases or Licenses. Enter into, modify, amend or renew any lease or license relating to real or personal property or Intellectual Property other than at arms length and in the ordinary course of business consistent with past practice and involving an aggregate amount not in excess of $25,000; or permit to lapse its rights in any Intellectual Property.

                  (i) Acquisitions. Except as permitted under Section 3.01(r) and (q), acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts contracted prior to the date hereof in good faith, in each case at arms length and in the ordinary course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any Person.

                  (j) Loans, Loan Participations and Servicing Rights. Except as Previously Disclosed, sell or acquire, whether or not in the ordinary course of business, any loans (excluding originations), any loan participations or servicing rights.

                  (k) Governing Documents. Amend its certificate or articles of incorporation, charter or by-laws (or similar governing documents).

                  (l) Accounting Methods. Implement or adopt any material change in its accounting principles, practices or methods, other than as may be required by GAAP or any Governmental Authority.

                  (m) Contracts. Except to satisfy Previously Disclosed written commitments outstanding on the date hereof, enter into or terminate any material agreement or amend or modify in any material respect or renew any of its existing material agreements.

                  (n) Claims. Except in the ordinary course of business consistent with past practice and involving an amount not in excess of $25,000 (exclusive of any amounts paid directly or reimbursed to Seller or any of its Subsidiaries under any insurance policy maintained by Seller or any of its Subsidiaries), settle any claim, action or proceeding. Notwithstanding the foregoing, no settlement shall be made if it involves a precedent for other similar claims, which in the aggregate, could be material to Seller and its Subsidiaries, taken as a whole.

                  (o) Foreclose. Foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon; provided, however, that neither Seller nor any of its Subsidiaries shall be required to obtain such a report with respect to one-to four-family, non-agricultural residential property of five acres or less unless it has reason to believe that such property contains Materials of Environmental Concern or might be in violation of or require remediation under Environmental Laws.

                  (p) Deposit Taking and Other Bank Activities. In the case of Seller Bank (i) voluntarily make any material changes in or to its deposit mix; (ii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice and competitive factors in the marketplace; (iii) incur any liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business consistent with past practice; (iv) open any new branch or deposit taking facility; or (v) close or relocate any existing branch or other facility.

                  (q) Investments. Enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than non-callable investment securities with a projected average life of less than three years in the ordinary course of business consistent with past practice; enter into or acquire any derivatives contract or structured note; enter into any new, or modify, amend or extend the terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk.

                  (r) Capital Expenditures. Purchase any fixed assets (by installment purchase, capital lease, synthetic lease or otherwise) where the amount paid or committed thereof is in excess of $10,000 individually or $25,000 in the aggregate, except for amounts Previously Disclosed or for emergency repairs or replacements.

                  (s) Lending. (i) Make any material changes in its policies concerning loan underwriting or which classes of Persons may approve loans or fail to comply with such policies as Previously Disclosed; (ii) release collateral or the personal liability of any borrower under any loan or letter of credit other than (1) pursuant to contractual provisions relating thereto in existence prior to the date hereof or (2) in the case of consumer loans and owner occupied one- to-four family residential loans, in the ordinary course of business consistent with past practice; or (iii) except for commitments outstanding on the date hereof that have been Previously Disclosed, make or commit to make any new loan or letter of credit, or any new or additional discretionary advance under any existing loan or line of credit, or restructure, modify or provide forbearance under, any loan or line of credit (other than (A) in the case of an unsecured or partially secured consumer loan or extension of credit with full personal recourse to the borrower in a principal amount not in excess of $10,000, (B) in the case of a fully secured (in accordance with loan underwriting policies in existence on the date of this Agreement as Previously Disclosed) consumer loan or extension of credit with full personal recourse to the borrower in a principal amount not in excess of $100,000, provided the principal amount may be up to $500,000 for a home equity loan or line of credit on the principal residence of the borrower if the aggregate loan to value ratio (inclusive of all secured indebtedness on such principal residence) does not exceed 90%, (C) in the case of a letter of credit or line of credit secured by real and/or personal property which provides full personal recourse to the borrower in an amount not in excess of $500,000, (D)) in the case of a loan secured by a first mortgage on an owner occupied one-to-four family principal residence which provides full personal recourse to the borrower in a principal amount not in excess of $800,000, (E) in the case of a loan secured by a first mortgage on commercial real property which also provides full personal recourse to the borrower in a principal amount not in excess of $1,000,000, (F) in the case of a construction loan secured by a first mortgage on one-to- four family residential property units which also provides full personal recourse to the borrower in a principal amount not to exceed $800,000, and (G) in the case of a loan secured by a first mortgage on multi-family real property which also provides full personal recourse to the borrower in a principal amount not in excess of $1,000,000; provided in the case of subparts (A)-(G) the loan exposure to one borrower (or group of affiliated borrowers) shall not exceed $2,000,000; provided, however, that notwithstanding any other provision of this Agreement, Seller Bank may make or commit to make any new loan, issue or commit to issue any new letter of credit, make any new or additional discretionary advance under any existing loan or line of credit, or restructure any existing loan or line of credit in the event that (x) Seller Bank has delivered to Purchaser (to the attention of James Hubbard), a written notice of Seller Bank's intention to make such loan, letter of credit, advance or restructuring and such additional information as Purchaser may reasonably require (subject to applicable privacy restrictions) and (y) Purchaser shall not have reasonably objected to such loan, letter of credit, advance or restructuring by giving notice of such objection within three business days following the actual receipt by Purchaser's designated representative of Seller Bank's written notice of intention with respect thereto.

                  (t) Joint Ventures and Real Estate Development Operations. Engage in any new joint venture, partnership or similar activity; make any new or additional investment in any existing joint venture or partnership, except for Previously Disclosed written commitments outstanding on the date hereof; or engage in any new real estate development or construction activity.

                  (u) Adverse Actions. Knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of Seller's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time (disregarding the MAE Qualification under Section 7.03(a)); (iii) any of the conditions to the Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement; or (iii) a material violation by Seller of any provision of this Agreement.

                  (v) Risk Management. Except as required by applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (w) Indebtedness and Guaranties. Except as Previously Disclosed, incur any indebtedness for borrowed money other than advances, repurchase agreements and other borrowings from the FHLB in the ordinary course of business with a term not in excess of one year; or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the ordinary course of business and in accordance with the restrictions set forth in Sections 3.01(s).

                  (x) Charitable Contributions. Make any charitable or similar contributions except in amounts not to exceed $1,000 individually and $5,000 in the aggregate.

                  (y) New Lines of Business. Develop, market or implement any new lines of business.

                  (z) Performance of Obligations. Take any action that is likely to materially impair Seller's ability to perform any of its obligations under this Agreement.

                  (aa) Commitments. Agree or commit to do any of the foregoing.

         3.02 Covenants of Purchaser to Forbear. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Seller, Purchaser covenants that it will not, and will cause each of its stockholders, directors and officers not to:

                  (a) Adverse Actions. Knowingly take any action or fail to take any action that is intended or is reasonably likely to result in (i) any of Purchaser's representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time; (ii) any of the conditions to the Merger set forth in Article VII not being satisfied except as expressly permitted by this Agreement; or (iv) a material violation by Purchaser of any provision of this Agreement;

                  (b) Regulatory Approvals. Take or omit to take any other action that would adversely affect or delay the ability of Purchaser to obtain any required approval or consent from any Regulatory Authority or otherwise adversely affect Purchaser's ability to consummate the Merger;

                  (c) Performance of Obligations. Take any action that is likely to materially impair Purchaser's ability to perform any of its obligations under this Agreement; or

                  (d) Commitment. Agree or commit to do any of the foregoing.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser, except as Previously Disclosed, as follows:

         4.01     Capitalization.

                  (a)      The authorized capital stock of Seller consists of
(i) 3,500,000 shares of Seller Common Stock of which, as of the date hereof, 1,144,695 are issued and outstanding (inclusive of all shares awarded under Seller's RRP that are outstanding) and 769,380 are held in treasury; and (ii) 500,000 shares of Seller Preferred Stock, of which none are issued and outstanding. All of the issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the shares of Seller Common Stock has been issued in violation of the preemptive rights of any Person. All issuances of securities by Seller have been registered under the Securities Act and state securities law requirements or were exempt from such registration requirements.

                  (b) Seller has 35,002 shares of Seller Common Stock reserved for issuance under Seller's Stock Option Plan for the benefit of employees and directors of Seller and its Subsidiaries, pursuant to which Seller Stock Options covering 35,002 shares of Seller Common Stock are outstanding on the date hereof with an average exercise price of $12.32 per share. The name of each holder of Seller Stock Options, together with the date of each award, the number of option shares subject to each award, the expiration date(s) thereof, and the vesting date(s) of unvested awards are Previously Disclosed. Seller has 1,600 shares of Seller Common Stock reserved for issuance under Seller's RRP for the benefit of employees and directors of Seller and its Subsidiaries, pursuant to which (i) 1,600 number of shares of Seller Common Stock have been awarded and are outstanding as of the date hereof, and (ii) no shares of Seller Common Stock have not been awarded or have been forfeited as of the date hereof. Except for 1,600 Seller Restricted Shares outstanding on the date hereof and previously forfeited awards, all shares previously awarded pursuant to Seller's RRP are fully vested and free from restrictions. The name of each holder or beneficiary of Seller Restricted Shares, together with the number of Seller Restricted Shares held by such holder (or to which the beneficiary is entitled) and the date(s) of vesting thereof are Previously Disclosed. Except as set forth above in this subsection (b), there are no Rights issued or outstanding with respect to Seller capital stock. Seller does not maintain a dividend reinvestment plan.

         4.02 Organization, Standing and Authority of Seller. Seller is a registered savings and loan holding company under the HOLA, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Seller. Seller has Previously Disclosed its Certificate of Incorporation and ByLaws.

         4.03 Seller Subsidiaries. Seller has Previously Disclosed the name and jurisdiction of incorporation of each of its Subsidiaries. Each Subsidiary of Seller is duly organized, validly existing and in good standing (except that no good standing representation is made with respect to Seller Bank) under the laws of its place of incorporation, with full power and authority to own and lease all of its properties and assets and to carry on its business, as now conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Seller. Seller has Previously Disclosed the number of issued and outstanding shares of capital stock of each of its Subsidiaries, all of which are owned by Seller or a Subsidiary of Seller free and clear of all Liens. There are no Rights issued or outstanding with respect to the capital stock of any Subsidiary of Seller. Except for the ownership of the Seller Subsidiaries, readily marketable securities and FHLB stock, neither Seller nor any of its Subsidiaries owns any equity or profit and loss interest in any other Person. Seller has Previously Disclosed the certificate or articles of incorporation, charter, and bylaws of each of its Subsidiaries.

         4.04     Authorized and Effective Agreement.

                  (a) Seller has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Regulatory Authorities, the expiration of applicable waiting periods, and the adoption of this Agreement by the stockholders of Seller) to perform all of its obligations hereunder. This Agreement (including the execution, delivery and performance hereof) and the Merger have been duly authorized, deemed advisable, approved and adopted by Seller's Board and no other corporate action is required in respect thereof on the part of Seller, except for the adoption of this Agreement by Seller's stockholders owning a majority of the issued and outstanding shares of Seller Common Stock. This Agreement has been duly and validly executed and delivered by Seller and, assuming due authorization, execution and delivery by Purchaser and Merger Sub, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution and delivery of this Agreement nor completion of the Merger or compliance by Seller or any of its Subsidiaries with any of the provisions hereof does or will (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Seller, or the certificate or articles of incorporation, charter or bylaws of any of its Subsidiaries, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of Seller or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Seller or any of its Subsidiaries is a party, or by which any of their properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Regulatory Authorities (and the expiration of applicable waiting periods) and the stockholders of Seller, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of its Subsidiaries.

                  (c) Except for (i) the filing of applications with and the approvals of applicable Regulatory Authorities relating to the Merger and Purchaser's ownership of Seller Bank, (ii) the adoption of this Agreement by stockholders of Seller owning a majority of the issued and outstanding shares of Seller Common Stock, (iii) the filing with and clearance by the SEC of the Proxy Statement and any state securities filings and clearances, and (iv) the filing of the Certificate of Merger and this Agreement (or a short form plan of merger) with the Secretary of State of Delaware, no consents or approvals of or filings or registrations with any Governmental Authority or with any third party are necessary on the part of Seller or any of its Subsidiaries or, to the knowledge of Seller, by Purchaser, in connection with the completion of the Merger.

                  (d) As of the date hereof, Seller is not aware of any reasons relating to Seller or any of its Subsidiaries (including CRA compliance) why all consents and approvals shall not be procured from all Regulatory Authorities having jurisdiction over the Merger as shall be necessary for the completion of the Merger.

         4.05     Securities Documents and Regulatory Reports.

                  (a) Seller's Securities Documents filed after December 31, 1998, (i) complied in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained therein or incorporated therein by reference (including the related notes and schedules thereto) fairly presents the financial position of Seller and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in stockholders' equity and cash flows or equivalent statements contained therein (including any notes or schedules thereto) fairly presents, in all material respects, the results of operations, changes in stockholders' equity and cash flows, as the case may be, of Seller and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to non-material, normal year-end audit adjustments and the absence of footnotes in the case of unaudited financial statements.

                  (b) Seller and its Subsidiaries have duly and timely filed with all applicable Regulatory Authorities all reports required to be filed by them under applicable laws and regulations and such reports were complete and accurate in all material respects and in compliance in all material respects with the requirements of applicable laws and regulations. In connection with examinations of Seller Bank since January 1, 1999 by the OTS or any other Regulatory Authority, Seller Bank was not required to correct or change any action, procedure or proceeding which Seller believes has not been corrected or changed as required. The last examination of Seller Bank by the OTS was as of December 31, 2002.

         4.06 Material Adverse Effect. Since December 31, 2003, except as set forth in Seller's Securities Documents filed prior to the date of this Agreement, (i) Seller and its Subsidiaries have conducted their businesses only in the ordinary and usual course (excluding the entering into of this Agreement and the incurrence of expenses in connection with evaluating its strategic alternatives, this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen (including material litigation) that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Seller.

         4.07     Environmental Matters.

                  (a) Seller and its Subsidiaries are in compliance in all material respects with all Environmental Laws. Neither Seller nor any of its Subsidiaries has received during the past five years any communication alleging that it or any of its Subsidiaries is not in such compliance. To the knowledge of Seller, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

                  (b) None of the properties currently owned or operated by Seller or any Seller Subsidiary other than REO, or to the knowledge of Seller, no REO of Seller or any Seller Subsidiary or any other property previously owned or operated or currently leased by Seller or any of its Subsidiaries, has been or is in violation in any material respect of or subject to liability under any Environmental Law.

                  (c) To the knowledge of Seller, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any material liability against or obligation on the part of Seller or any of its Subsidiaries or any Person whose liability or obligation for any Environmental Claim Seller or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

                  (d) Seller nor any Seller Subsidiary (i) has conducted any environmental studies during the past five years with respect to any properties owned by it, leased by it, or securing any loans held by it or (ii) is aware of any Environmental Law violation, or remediation obligation for Materials of Environmental Concern relating to any property securing a loan held by it.

         4.08     Tax Matters.

                  (a) Seller and its Subsidiaries have timely filed (including applicable extension periods) all Tax Returns and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes (other than immaterial amounts) in respect of the periods covered by such Tax Returns and, as of the Effective Date, will have paid, or where payment is not required to have been made will have set up an adequate reserve or accrual for the payment of, all Taxes (other than immaterial amounts) for any subsequent periods ending on or prior to the Effective Date. Neither Seller nor any of its Subsidiaries will have any material liability for any such Taxes in excess of the amounts so paid or reserves or accruals so established. Seller and its Subsidiaries have timely and properly withheld and paid over all Taxes to the proper tax authority required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (b) All Tax Returns filed by Seller or any of its Subsidiaries are complete and accurate in all material respects. Neither Seller nor any Seller Subsidiary is delinquent in the payment of any material Taxes nor has it requested an extension of time which is currently outstanding within which to file any Tax Return. None of the Tax Returns of Seller or any of its Subsidiaries have during the past six years been audited or examined by applicable tax authorities. No deficiencies for any Taxes have been proposed, asserted or assessed (tentatively or otherwise) against Seller or any of its Subsidiaries which have not been settled and paid. There are no agreements in effect with respect to Seller or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any Taxes. No audit, examination or deficiency or refund litigation with respect to any Tax Return or Taxes is pending or, to the knowledge of Seller, is threatened.

                  (c) Seller nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes. Neither Seller nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code as a result of the consummation of transactions occurring prior to the Effective Date or by reason of any change in accounting method (nor does Seller have any knowledge that the IRS has proposed (or will propose) any such adjustment or change of accounting method). Seller has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  (d) None of Seller and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Seller) or (ii) has any liability for the Taxes of any Person (other than any of Seller and its Subsidiaries) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.

         4.09 Legal Proceedings. There are no actions, suits, claims or proceedings pending, or to the knowledge of Seller, any unasserted possible claim or threatened claim, against Seller or any of its Subsidiaries or against any asset, interest or right of Seller or any of its Subsidiaries, or against any officer, director or employee of Seller or any of its Subsidiaries in such capacity, involving a monetary amount in excess of $25,000 or a request for specific performance, injunctive relief or other equitable relief.

         4.10     Compliance with Laws.

                  (a) Seller and its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to carry on their businesses as they are presently being conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of Seller, will not be adversely affected by virtue of the completion of the Merger; and to the knowledge of Seller, no suspension or cancellation of any of the same is threatened.

                  (b) Seller and its Subsidiaries are (i) in compliance with their respective governing documents, (ii) in compliance in all material respects with all applicable laws, ordinances, orders, rules and regulations of Governmental Authorities (including any regulatory capital requirements, truth-in-lending, usury, fair credit reporting, consumer protection, securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations),
(iii) in compliance with all orders, writs, injunctions and decrees of any court, and (iv) in compliance with all orders, licenses and demands of Governmental Authorities. Seller Bank is not subject to any regulatory or supervisory cease and desist order, assistance agreement, other agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to savings banks issued by applicable Regulatory Authorities) and has not received any written communication requesting that it enter into any of the foregoing. Neither Seller nor Seller Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (c) To the knowledge of Seller, no investigation or review by any Governmental Authority with respect to Seller or any of its Subsidiaries is pending or threatened, nor has any Governmental Authority indicated to Seller or any of its Subsidiaries an intention to conduct the same, other than normal or routine regulatory examinations.

                  (d) Seller Bank has a CRA rating of "satisfactory" or better.

         4.11     Seller Employee Plans.

                  (a) Seller has Previously Disclosed a list of all Seller Employee Plans and has heretofore delivered to Purchaser accurate and complete copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Authority with respect thereto, (iii) the most recent actuarial report with respect to Seller's Defined Benefit Plan, (iv) the most recent rulings and determination letters and any open requests for rulings or letters that pertain thereto, and (v) summary plan descriptions thereof.

                  (b) None of Seller, any Seller Subsidiary, any qualified Seller Employee Plan or, to the knowledge of Seller, any fiduciary of a qualified Seller Employee Plan, has incurred any material liability to any Governmental Authority with respect to any qualified Seller Employee Plan. To the knowledge of Seller, no reportable event under Section 4043(b) of ERISA has occurred with respect to any qualified Seller Employee Plan.

                  (c) Neither Seller nor any Seller Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

                  (d) A favorable determination letter has been issued by the IRS with respect to each Seller Employee Plan which is intended to qualify under Section 401 of the Code to the effect that such Seller Employee Plan is qualified under Section 401 of the Code, and the trust associated with such Seller Employee Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the knowledge of Seller, is threatened to be revoked, and Seller does not know of any ground on which such revocation may be based.

                  (e) To the knowledge of Seller, no transaction prohibited by Section 406 of ERISA (and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any qualified Seller Employee Plan which would result in the imposition, directly or indirectly, of an excise Tax under Section 4975 of the Code.

                  (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Date, under the terms of each Seller Employee Plan or ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to Seller's Defined Benefit Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to Seller's Defined Benefit Plan. The present value of all accrued benefits under Seller's Defined Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.

                  (g) Neither Seller nor any Seller Subsidiary has any obligations for retiree health and life benefits under any benefit plan other than as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

                  (h) Each Seller Employee Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

                  (i) There are no pending or, to the knowledge of Seller, threatened claims (other than routine claims for benefits) by, on behalf of or against any Seller Employee Plan or any trust related thereto or any fiduciary thereof.

                  (j) Neither Seller nor any Seller Subsidiary has made any payments, or is or has been a party to any agreement or any Seller Employee Plan, that could obligate it or its successor to make payments or deemed payments, that are not or will not be deductible because of Sections 162(m) or 280G of the Code.

                  (k) All shares of Seller Common Stock held by Seller's ESOP have been allocated to the accounts of participants therein. The loan indebtedness of Seller's ESOP has been fully paid and retired. There is no obligation upon Seller or any of its Subsidiaries to make additional contributions to Seller's ESOP.

         4.12 Certain Contracts. Neither Seller nor any of its Subsidiaries is a party to, bound or affected by, or obligated to pay benefits under (a) any agreement, indenture or other instrument relating to the borrowing of money (other than in the case of FHLB borrowings), (b) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee of Seller or any of its Subsidiaries, (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) will or may become due to any present or former director, advisory director, officer or employee of Seller or any of its Subsidiaries as a result of Seller entering into this Agreement, the adoption of this Agreement by stockholders of Seller or the consummation of the Merger (assuming for purposes hereof that such Person's employment is involuntarily terminated without cause in connection with the consummation of the Merger); (d) any agreement, arrangement or understanding (other than as provided in the certificate or articles of incorporation, charter or bylaws of Seller or its Subsidiaries) pursuant to which Seller or any of its Subsidiaries is obligated to indemnify any present or former director, advisory director, officer, employee or agent of Seller or any of its Subsidiaries; (e) any agreement, arrangement or understanding to which Seller or any of its Subsidiaries is a party or by which it is bound which limits the freedom of Seller or any of its Subsidiaries to compete in any line of business or with any Person; (f) any agreement pursuant to which loans or servicing rights have been sold by Seller or any of its Subsidiaries, which impose any potential recourse obligations (other than customary representations, warranties, and covenants) upon Seller or any of its Subsidiaries; (g) any subservicing agreement; or (h) any other material agreement, commitment or understanding. For purposes of subsection (h), a material agreement, commitment or understanding shall not include any deposit account liability, any loan or loan commitment, any agreement relating to borrowings from the FHLB including repurchase agreements, any arrangement which is terminable by Seller or a Subsidiary of Seller on 30 days or less advance written notice without penalty or premium or any monetary obligation of Seller or any of its Subsidiaries which involves the payment of less than $25,000 per year.

         4.13 Brokers and Finders. Neither Seller nor any of its Subsidiaries or any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with this Agreement or the Merger, except for Seller's Advisor. Seller has Previously Disclosed all fees and expenses that it is obliged to pay Seller's Advisor.

         4.14 Insurance. Seller and its Subsidiaries maintain the insurance required by contract and applicable laws and regulations. Neither Seller nor any of its Subsidiaries has, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied. Seller has Previously Disclosed a list of all material insurance policies maintained by Seller or any Seller Subsidiary.

         4.15 Properties. All real and personal property owned by Seller or any of its Subsidiaries or presently used in its business are sufficient to carry on the businesses of Seller and its Subsidiaries in the ordinary course of business consistent with past practices. Seller and its Subsidiaries have good and marketable title free and clear of all Liens to all of their owned properties and assets, real and personal, except (i) Liens for current taxes not yet due or payable, (ii) pledges to secure deposits, (iii) non-monetary Liens affecting real property, if any, which do not adversely affect the value or use of such real property, and (iv) monetary Liens, if any, reflected in the Seller consolidated financial statements as of December 31, 2003 which are included in Seller's Securities Documents. All real and personal property, the loss of which would be material to the business of Seller or any of its Subsidiaries, that is leased or licensed by it is held pursuant to leases or licenses which are valid and enforceable in all material respects in accordance with their respective terms and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Merger. All improved real property owned or leased by Seller or any of its Subsidiaries is in compliance in all material respects with all applicable laws including zoning laws and the Americans Disabilities Act. No expressed or implied representation or warranty is made by Seller with respect to the physical condition of the fixed assets of Seller or any of its Subsidiaries, it being the understanding of the Parties that such fixed assets shall be accepted by Purchaser in "as is" condition.

         4.16 Labor. No work stoppage involving Seller or any of its Subsidiaries is pending or, to the knowledge of Seller, threatened. Neither Seller nor any of its Subsidiaries is involved in or, to the knowledge of Seller, threatened with or affected by, any labor dispute, discrimination or sexual harassment claim, arbitration, lawsuit or administrative proceeding involving any of its employees. There are no employees of Seller or any of its Subsidiaries who are members of a union relating to their employment with Seller or any of its Subsidiaries.

         4.17 Allowance for Loan Losses. The allowance for loan losses reflected on Seller's consolidated balance sheet as of December 31, 2003 included in Seller's Securities Documents was, and will be in the case of Seller's consolidated balance sheets included in Seller's Securities Documents filed after the date hereof, adequate, in the good faith opinion of the management of Seller and Seller's Board, as of their respective dates under GAAP and the requirements of all applicable Regulatory Authorities.

         4.18 Transactions with Insiders. There are no transactions, which are currently outstanding or for which any obligation currently exists, in which any of the executive officers, directors or managerial employees of Seller or any of its Subsidiaries or any member of the "immediate family" or "related interests" (as such terms are defined in Regulation O) of any such executive officers, directors or managerial employees (collectively, "Insiders"), directly or indirectly, either individually or through any corporation, limited liability company, partnership, association or other entity, has borrowed from, loaned to, supplied or provided goods to, purchased assets from, sold assets to, or done business in any manner with, Seller or any of its Subsidiaries. All transactions with Insiders, which are currently outstanding or for which any obligation currently exists, are in compliance with applicable laws, rules and regulations. No Insider has any direct or indirect interest in any property, assets, business or right which is owned, leased, held or used by Seller or any of its Subsidiaries or in any liability, obligation or indebtedness of Seller or any of its Subsidiaries, except for deposits of Seller Bank. Neither Seller nor any of its Subsidiaries owns and is the beneficiary of insurance on the life of any Insider.

         4.19 Fairness Opinion. Seller has received an opinion from Seller's Advisor to the effect that, as of the date hereof, the Merger Consideration to be received in the Merger is fair, from a financial point of view, to the stockholders of Seller.

         4.20 No Undisclosed Liabilities. Neither Seller nor any of its Subsidiaries has any liability or obligation, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller or any of its Subsidiaries giving rise to any such liability or obligation) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller and its Subsidiaries or the notes thereto, except for (i) liabilities set forth or reserved against in Seller's audited consolidated financial statements as of December 31, 2003 or the notes thereto which are included in Seller's Securities Documents and (ii) liabilities occurring in the ordinary course of business since December 31,

2003 or relating to Seller's evaluation of its strategic alternatives, this Agreement and the transactions contemplated hereby.

         4.21 Indemnification. No action or failure to take action by any present or former director, advisory director, officer, employee or agent of Seller or any of its Subsidiaries has occurred which would give rise to a material claim by any such Person for indemnification from Seller or any of its Subsidiaries.

         4.22 Loan Portfolio. Each loan reflected as an asset in Seller's consolidated financial statements as of December 31, 2003 which are included in Seller's Securities Documents, and each loan originated or acquired by Seller or any of its Subsidiaries thereafter (all of which shall be at arms length and at market rates and terms), is (or will be) evidenced by appropriate and sufficient documentation and constitutes (or will constitute) the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. All such loans are, and the loans held at the Effective Time will be, free and clear of any Lien (other than the Lien of the FHLB to secure FHLB borrowings). All loan files are complete in all material respects and contain all notes, leases and other evidences of indebtedness, lease agreements, certificates, security agreements, mortgages, deeds of trust, guarantees, UCC financing statements, and similar documents evidencing collateral or other financial accommodations relating to the loans. None of the obligations represented by the loan documents have been modified, altered, forgiven, discharged or otherwise disposed of, except as indicated in the loan file or as a result of bankruptcy or other debtor relief laws of general application. The collateral securing each loan was in existence at the time funds were advanced or an interest was taken in such collateral as reflected in the loan file. None of the loans are, and none of the loans held at the Effective Time will be, subject to any offset, claims of offset or claims of other material liability on the part of Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries has notice or knowledge of, and has not consented to, the sale, loss, destruction or other disposition of any collateral securing a loan, except where the proceeds thereof have been or are to be applied to the loan indebtedness. There is no loan or other asset of Seller or any of its Subsidiaries that as of December 31, 2003 has been classified by examiners, internal auditors or outside auditors as "Other Loans of Concern," "Substandard," "Doubtful", "Loss," or in any other similar category. Seller has Previously Disclosed a complete list of all REO held by Seller and its Subsidiaries as of December 31, 2003.

         4.23 Investment Portfolio. Except for pledges to secure public and trust deposits, none of the investment securities reflected in Seller's consolidated financial statements as of December 31, 2003 which are included in Seller's Securities Documents and none of the investment securities since acquired by Seller or any of its Subsidiaries is subject to any restriction, whether contractual or statutory, which impairs the ability of Seller or any of its Subsidiaries to freely dispose of such investment at any time, other than those restrictions imposed on securities held to maturity under GAAP and restrictions imposed after the date of this Agreement in connection with future borrowings permitted under this Agreement.

         4.24 Books and Records. The corporate record books (other than stock ledgers and stock records) of Seller and its Subsidiaries are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the boards of directors and stockholders of Seller and its Subsidiaries. The stock ledgers and stock records of Seller and its Subsidiaries are complete and accurate and reflect all transactions in their capital stock. The accounting books and records of Seller and its Subsidiaries are being maintained in compliance with applicable legal and accounting requirements, and such books and records accurately reflect, in all material respects, all dealings and transactions in respect of the business, assets, liabilities and affairs of Seller and its Subsidiaries.

         4.25 Interim Events. Since December 31, 2003, neither Seller nor any of its Subsidiaries has taken any action which if taken after the date hereof would require the prior written consent of Purchaser to Section 3.01 hereof.

         4.26 Defaults. Neither Seller nor any of its Subsidiaries is in default of any obligation to be performed by it under any material agreement or commitment and neither Seller nor any of its Subsidiaries has waived or will waive prior to the Effective Time any material right under any material agreement or commitment. To the knowledge of Seller, no other party to any such material agreement or commitment is in default in any obligation to be performed by such party.

         4.27 Intellectual Property. Seller and its Subsidiaries own, lease or license all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, domain names, domain name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (other than commercially available, off-the-shelf software) (collectively, "Intellectual Property") which are material to the conduct of the businesses of Seller and its Subsidiaries free and clear of all Liens. Seller has Previously Disclosed a complete list of all material Intellectual Property of Seller and its Subsidiaries. No claims, suits, actions or proceedings are pending, and to the knowledge of Seller, no Person has threatened to commence any suit, action or proceeding, alleging that Seller or any of its Subsidiaries is infringing on the rights of any Person with regard to any Intellectual Property. To the knowledge of Seller, none of the Intellectual Property of Seller and its Subsidiaries infringes on the rights of any other Person, and no Person is infringing on the rights of Seller or any of its Subsidiaries with respect to any Intellectual Property of Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries is a licensor or licensee of, or otherwise has any contractual arrangement with a third party with respect to, any Intellectual Property. To the knowledge of Seller, the Intellectual Property of Seller and its Subsidiaries will not be limited or otherwise adversely affected by virtue of the consummation of the Merger.

         4.28 Compliance with Servicing Obligations. Seller and its Subsidiaries are in compliance in all material respects with all contract, agency and investor requirements and guidelines, and all applicable laws, rules and regulations of Governmental Authorities, relating to the servicing and administration of loans by them, or any of them, including properly and timely making interest rate adjustments to adjustable rate loans.

         4.29 Risk Management Instruments. Neither Seller nor any of its Subsidiaries is a party to or bound by any interest rate swap, cap, floor, option agreement, future, forward contract or any other similar risk management arrangement.

         4.30 Fiduciary Responsibilities. Seller and its Subsidiaries have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         4.31 Disclosure Controls and Procedures. To the extent required, Seller and its Subsidiaries have in place "disclosure controls and procedures" (as defined in Rules 13a-15(c) and 15d-15(c) of the Exchange Act) to allow Seller's management to make timely decisions regarding required disclosures and to make the certifications of the Chief Executive Officer and Chief Financial Officer of Seller required under the Exchange Act.

         4.32 Certain Information. None of the information relating to Seller and its Subsidiaries included in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of Seller's Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         4.33 Takeover Laws. Seller has taken or will take all necessary actions so that this Agreement and the Merger are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state, including the provisions of Section 203 of the DGCL ("Takeover Laws") applicable to Seller or any of its Subsidiaries.

         4.34 Representations Not Misleading. No representation or warranty by Seller in this Agreement, or in any Exhibit or Schedule furnished to Purchaser under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         5.01 Organization, Standing and Authority of Purchaser and Merger Sub. Each of Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power and authority to own and lease all of its properties and assets and to carry on its business as now conducted, and Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification. Merger Sub has not engaged in, and will not engage in, any business activity. Merger Sub was formed by Purchaser for the sole purpose of utilizing Merger Sub as a transitory subsidiary to effect the Merger.

         5.02     Authorized and Effective Agreement.

                  (a) Each of Purchaser and Merger Sub has all requisite power and authority to enter into this Agreement and (subject to receipt of all necessary approvals of Regulatory Authorities and the expiration of applicable waiting periods) to perform all of its obligations hereunder. This Agreement (including the execution, delivery and performance hereof) and the Merger have been duly authorized, deemed advisable and approved by the Board of Directors of each of Purchaser and Merger Sub, have been duly approved and/or adopted by the stockholders of Purchaser and Merger Sub in accordance with all legal requirements, and no other action is required on the part of Purchaser or Merger Sub. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and, assuming due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of each of Purchaser and Merger Sub, enforceable against each of them in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) Neither the execution and delivery of this Agreement nor completion of the Merger or compliance by Purchaser or Merger Sub with any of the provisions hereof, does or will (i) conflict with or result in a breach of any provisions of the Articles or Certificate of Incorporation or Bylaws of Purchaser or the equivalent documents of Merger Sub, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any Lien upon any property or asset of Purchaser or Merger Sub pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation to which Purchaser or Merger Sub is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required approvals from Regulatory Authorities (and the expiration of applicable waiting periods), violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or Merger Sub.

                  (c) Except for the consents, approvals, or filings to be made as set forth in Section 4.04(c), no consents or approvals of or filings or registrations with any Governmental Authority or with any third party are necessary on the part of Purchaser or Merger Sub in connection with the completion of the Merger.

                  (d) As of the date hereof and except as Previously Disclosed, Purchaser is not aware of any reasons relating to Purchaser, Merger Sub, or any of their respective stockholders, directors or employees why all consents and approvals shall not be procured from all Regulatory Authorities having jurisdiction over the Merger and Purchaser's ownership of Seller Bank as shall be necessary for the completion of the Merger.

         5.03 Legal Proceedings. There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the knowledge of Purchaser, that are unasserted or threatened, against Purchaser, Merger Sub or any of their respective stockholders, directors or officers, which individually or in the aggregate, could adversely affect the ability of Purchaser to complete the Merger or adversely affect Purchaser's ability to secure any required approval or consent from any Governmental Authority.

         5.04 Financial Resources and Related Matters. Purchaser has the financial wherewithal and has, or will timely have, sufficient cash funds to perform its obligations under this Agreement. Neither Purchaser nor Merger Sub has, or will have, any indebtedness for borrowed funds or any outstanding debt securities or any commitments with respect thereto.

         5.05 Certain Information. None of the information which is provided by Purchaser to Seller relating to Purchaser, Merger Sub or their respective stockholders, directors or officers included in the Proxy Statement, as of the date such Proxy Statement is mailed to stockholders of Seller and up to and including the date of Seller's Meeting, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         5.06 Representations Not Misleading. No representation or warranty of Purchaser in this Agreement, or in any Exhibit or Schedule furnished to Seller under or pursuant to this Agreement, or in any application filed by Purchaser with any Regulatory Authority relating to the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances, not misleading.

                                   ARTICLE VI
                                    COVENANTS

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party agrees to use, and shall cause each of its applicable Subsidiaries to use, its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the Merger and shall cooperate fully with each other to that end. Such reasonable best efforts shall include, using reasonable best efforts to obtain all necessary consents, approvals or waivers from Regulatory Authorities necessary for the consummation of the Merger.

         6.02     Seller Stockholder Approval.

                  (a) Seller agrees to take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene an appropriate meeting of its stockholders (including any adjournment or postponement thereof, "Seller's Meeting") to consider and vote upon the adoption of this Agreement as promptly as reasonably practicable after the date of this Agreement, including all reasonable best efforts to prepare and file preliminary proxy material for such meeting with the SEC within forty-five days after the date hereof. Seller's Board (i) shall recommend adoption of this Agreement by the Seller stockholders, (ii) shall take all reasonable lawful action to solicit adoption of this Agreement by the Seller stockholders, and (iii) shall not (x) withdraw, modify or qualify in any manner adverse to Purchaser such recommendation or (y) take any other action or make any public statement in connection with Seller's Meeting inconsistent with such recommendation (collectively, a "Change in Recommendation"), except as and to the extent expressly permitted by Section 6.02(b).

                  (b) Notwithstanding the foregoing, Seller's Board shall, prior to the Seller's Meeting, be permitted to effect a Change in Recommendation solely in response to an Alternative Proposal, if and only to the extent that:

                           (i)      Seller's Board, determines in good faith,
after the receipt of written advice from its outside counsel, that the failure to take such action would more likely than not result in a violation of its fiduciary duties under applicable Delaware law, and

                           (ii)     Prior to effecting a Change in
Recommendation: (A) Seller, its Subsidiaries and their respective Representatives shall have complied with Section 6.06, (B) Seller's Board, after the receipt of written advice from its outside counsel, shall have concluded in good faith that such Alternative Proposal constitutes a Superior Proposal after giving effect to all of the adjustments which may be offered by Purchaser pursuant to clause (D) below, (C) Seller shall notify Purchaser, at least three business days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal, specifying in reasonable detail the material terms and conditions of any such Superior Proposal and furnishing to Purchaser a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, and (D) Seller shall, and shall cause its financial and legal advisors to, during the period following Seller's delivery of the notice referred to in clause (C) above, negotiate with Purchaser in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Alternative Proposal ceases to constitute a Superior Proposal.

                  (c) If Seller has made a Change in Recommendation in accordance with the provisions of Section 6.02(b), it may, prior to Seller's Meeting, subject to the provisions of Section 8.01(i), enter into an acquisition agreement or similar agreement (a "Competing Acquisition Agreement") with respect to such Superior Proposal.

         6.03     Regulatory Matters.

                  (a) The Parties shall promptly cooperate with each other in the preparation of the Proxy Statement to be filed by Seller with the SEC and, after the Proxy Statement is cleared by the SEC, Seller shall promptly mail the Proxy Statement to its stockholders.

                  (b) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file within thirty days after the date hereof, all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Authorities and third parties which are necessary or advisable to consummate the Merger and Purchaser's ownership of Seller Bank. Each Party shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party with, or written materials submitted by the other Party, to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement and each Party shall provide to the other Party a copy of any comments that it receives from any third party or Governmental Authority relating to such filings or written materials. In exercising the foregoing right, each Party shall act reasonably and as promptly as practicable. The Parties agree that they will consult and fully cooperate with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Merger and each Party will keep the other apprised of the status of matters relating to completion of the Merger. The Parties agree that they will use their reasonable best efforts to cause the Effective Date to occur on or before August 31, 2004.

                  (c) Each Party shall, upon request, furnish the other Party with all information concerning itself, its Subsidiaries, and their respective stockholders, directors and officers, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of any Party or its Subsidiaries to any Governmental Authority in connection with the Merger, except to the extent such information is deemed to be confidential and not necessary to provide in connection with such statement, filing, notice or application.

                  (d) Each Party shall promptly furnish the other Party with copies of written communications received by it or any of its Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authority with respect of the transactions contemplated by this Agreement.

         6.04 Press Releases. The Parties shall agree as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated hereby, provided, however, that nothing contained herein shall prohibit any Party, following notification to the other Parties, from making any disclosure which is required by law or regulation.

         6.05     Access; Information.

                  (a) Seller agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Purchaser and its Representatives, such access during normal business hours throughout the period prior to the Effective Time to its and its Subsidiaries books, records (including Tax Returns and work papers of independent auditors), properties, personnel and to such other information as Purchaser or its Representatives may reasonably request and, during such period, it shall furnish as promptly as reasonable to Purchaser or its Representatives (i) a copy of each material report, schedule and other document filed by it or any of its Subsidiaries pursuant to the requirements of federal or state securities or thrift laws, and (ii) all other information concerning the business, properties and personnel of it and its Subsidiaries as Purchaser or its Representatives may reasonably request. Seller shall also permit Purchaser or its environmental consultant, at the sole expense of Purchaser, to conduct phase I and phase II environmental audits, studies and tests on real property currently owned, controlled, leased or used by Seller or any of its Subsidiaries; provided however Purchaser shall not conduct any subsurface or phase II environmental assessments on any such property unless the phase I environmental assessment (or in the absence thereof based upon the advise of Purchaser's environmental consultant) indicates a reasonable basis for conducting further assessments, studies or testing. In the event any subsurface or phase II site assessments are conducted (which assessments shall be at Purchaser's sole expense), Purchaser shall indemnify Seller and its Subsidiaries for all costs and expenses associated with returning the property to its previous condition. Seller shall use reasonable best efforts to provide to Purchaser, within ten days after the date of this Agreement, copies of any phase I site assessments or other environmental reports in its or its Subsidiaries' possession or control (which have not been Previously Disclosed) with respect to any real property previously or currently owned, controlled, leased or used by Seller or any of its Subsidiaries. Purchaser shall within fifteen days after the date hereof give written notice to Seller of the identity of all real property for which it intends to conduct a phase I environmental study. Within fifteen days after the date hereof Purchaser shall engage an environmental consultant reasonably acceptable to Seller to perform such phase I environmental studies. Purchaser shall use commercially reasonable efforts to cause its environmental consultant to complete and provide Purchaser with its written phase I environmental report(s) or assessment(s) within thirty days after such consultant is retained. Promptly following the receipt of all phase I environmental reports or assessments (but not later than fifteen days thereafter), Purchaser shall order all applicable phase II environmental studies. Time is of the essence relating to the foregoing environmental matters.

                  (b) Purchaser agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section
6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Merger. Subject to the requirements of law, Purchaser will keep confidential, and will cause its Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to it, (ii) becomes available from other sources not known by Purchaser to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of Seller or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated, Purchaser shall promptly cause all copies of documents, extracts thereof or notes, analyses, compilations, studies or other documents containing information and data as to Seller and its Subsidiaries to be returned to Seller or certify as to their destruction. No investigation by Purchaser or its Representatives of the business and affairs of Seller or its Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement of Seller in this Agreement, or any of the conditions to Purchaser's obligation to consummate the Merger.

                  (c) Notwithstanding anything contained herein to the contrary, neither Seller nor any of its Subsidiaries shall be required to provide access or disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the Person in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or in the ordinary course of business.

         6.06 Alternative Proposal. Seller agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' Representatives and affiliates not to, (a) initiate, solicit, or encourage any inquiries or proposals with respect to, any Alternative Proposal or (b) engage in any negotiations concerning, or provide any nonpublic information to, or have any discussions with, any Person relating to, any Alternative Proposal; provided that, in the event Seller receives an unsolicited written bona fide Alternative Proposal and the Seller Board concludes in good faith that such Alternative Proposal constitutes or is reasonably likely to result in a Superior Proposal, Seller may, and may permit its Subsidiaries and its and their Representatives to, take any action described in clause (b) above to the extent that Seller's Board concludes in good faith (after the receipt of written advice from its outside counsel) that the failure to take such actions would more likely than not result in a violation of its fiduciary duties under applicable Delaware law. Prior to providing any nonpublic information permitted to be provided pursuant to this Section, Seller shall have entered into a confidentiality agreement with such third party on terms no less favorable to Seller than the confidentiality agreement previously entered into by Purchaser and Seller. Seller will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Purchaser with respect to any Alternative Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Alternative Proposal. Seller will promptly (within one business day) advise Purchaser following receipt of any Alternative Proposal of all of the material terms thereof (including the identity of the Person making such Alternative Proposal and in the case of a written bona fide Alternative Proposal, a copy thereof), and will keep Purchaser promptly apprised of any related developments, discussions and negotiations (including the terms and conditions, in reasonable detail, of the Alternative Proposal) on a current basis.

         6.07     Current Information and Attendance at Board Meetings.

                  (a) During the period from the date hereof to the Effective Date, Seller shall, upon the request of Purchaser, cause one or more of its designated officers to confer on a monthly or more frequent basis with officers of Purchaser regarding the financial condition, operations and business of Seller and its Subsidiaries and matters relating to the completion of the Merger. As soon as reasonably available, but in no event more than five business days after filing, Seller will deliver to Purchaser all reports filed by it or any of its Subsidiaries with any Regulatory Authority subsequent to the date hereof including all financial and thrift reports filed with the OTS and the FDIC. Seller will also deliver to Purchaser as soon as practicable all quarterly financial statements of Seller and its Subsidiaries prepared with respect to periods ending subsequent to December 31, 2003. As soon as practicable after the end of each month, Seller will deliver to Purchaser in electronic form (a) the monthly deposit and loan trial balances of Seller Bank and (b) the monthly analysis of Seller Bank's investment portfolio.

                  (b) The Chief Executive Officer of Purchaser shall be invited and entitled to attend all meetings of Seller's Board and the board of directors of Seller Bank; provided however, such individual shall be excluded from any portions of such meetings involving discussions relating to an Alternative Proposal or discussions relating to matters which are otherwise deemed by Seller's Board to be confidential. Board packages and notices shall be submitted by Seller and Seller Bank to the Chief Executive Officer of Purchaser simultaneously with their submission to board members; provided confidential information may be excluded therefrom.

         6.08     Officers' and Directors' Insurance; Indemnification.

                  (a) For at least three years from and after the Effective Date, Purchaser shall maintain officers' and directors' liability insurance covering the Persons who are presently covered by Seller's (including its Subsidiaries) current officers' and directors' liability insurance policy with respect to actions, omissions, events, matters or circumstances occurring prior to the Effective Time, on terms which are at least as favorable as the terms of said current policy, provided that it shall not be required to expend in the aggregate during the coverage period more than an amount equal to 150% of the current annual premium (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and further provided that if Purchaser is unable to maintain or obtain the insurance called for by this Section 6.08(a), Purchaser shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount which may be in the form of tail coverage, or may request Seller to obtain such tail coverage at Seller's expense prior to the Effective Date; provided, further, that officers and directors of Seller or its Subsidiaries may be required to make application and provide customary representations and warranties to Purchaser's insurance carrier for the purpose of obtaining such insurance.

                  (b) For a period of six years from and after the Effective Date, Purchaser shall, and shall cause its Subsidiaries including Seller and Seller Bank to, maintain and preserve the rights to indemnification of Seller's and its Subsidiaries' officers, employees, directors and agents to the maximum extent permitted by any of the Certificate of Incorporation of Seller, the Bylaws of Seller, and the governing documents of Purchaser and its other Subsidiaries and applicable law as in effect on the date hereof with respect to indemnification for liabilities and claims arising out of acts, omissions, events, matters or circumstances occurring or existing prior to the Effective Time, including the Merger, to the extent such rights to indemnification are not in excess of that permitted by applicable state or federal laws or Regulatory Authorities. In no event will the indemnification provided herein be less favorable than that currently provided by Seller and its Subsidiaries.

                  (c) In connection with the indemnification provided pursuant to Section 6.08(b), Purchaser and/or a Purchaser Subsidiary (i) will advance expenses, promptly after statements therefor are received, to each such indemnified Person to the fullest extent permitted by law and Regulatory Authorities, including the payment of the reasonable fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such indemnified Person or multiple indemnified Persons, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel), all such counsel shall be reasonably satisfactory to Purchaser and (ii) will cooperate in the defense of any such matter.

                  (d) This Section 6.08 shall survive the Effective Time, is intended to benefit each indemnified Person (each of whom shall be entitled to enforce this Section against Purchaser, and its Subsidiaries), and shall be binding on all successors and assigns of Purchaser and its Subsidiaries.

                  (e) In the event Purchaser, any of its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to one or more other Persons, then, and in each such case, proper provision shall be made so that the successors and assigns assume the obligations set forth in this Section 6.08.

                  (f) Purchaser and/or its Subsidiaries shall pay all expenses (including reasonable attorneys' fees) that may be reasonably incurred by any indemnified Person in enforcing the indemnity and other obligations provided for in this Section 6.08 if the indemnified Person is successful in whole or any material part or if any dispute relating thereto is settled or compromised.

         6.09     Employee Benefit Matters.

                  (a) In the event that any Seller Employee Plan which is intended to qualify under Code Section 401(a) has not been timely updated for any changes in law and to the extent that an application for determination has not been submitted to the Internal Revenue Service with respect to any such Seller Employee Plan prior to the end of the applicable remedial amendment period under Code Section 401(b), Seller will promptly take all necessary actions to make such amendments and file such applications for determination.

                  (b) All Seller Employee Plans, other than Seller's RRP, Seller's Stock Option Plan and Seller's ESOP, shall remain in full force and effect through the Effective Time. The general severance plan of Seller shall remain in full force and effect following the Effective Time and may not be amended or terminated thereafter, provided, however, that prior to the Effective Time the Seller Bank general severance plan will be amended in paragraph 2 thereof, to provide that years of service for purposes of determining the severance benefit under paragraph 2 shall not extend beyond the Effective Date. All other Seller Employee Plans shall remain in full force and effect following the Effective Time, but may thereafter be amended or terminated.

                  (c) Purchaser agrees to honor all Previously Disclosed existing employment agreements of Seller or any Seller Subsidiary.

                  (d) Seller shall take all necessary action to terminate Seller's ESOP as of the Effective Time. In connection with such termination, Seller shall use reasonable best efforts to file with the IRS an application for determination letter with respect to Seller's ESOP termination as soon as practicable after the date hereof.

                  (e) Immediately prior to the Effective Time, Seller shall cause all Seller Restricted Shares then outstanding to become fully vested and free from any risk of forfeiture, and shall further cause all accumulated undistributed dividends and earnings thereon to be distributed, in each case after the making of all applicable federal and state tax withholding.

         6.10 Litigation Matters. Seller will consult with Purchaser about any proposed settlement, or any disposition of, any litigation to which Seller or any of its Subsidiaries is a party.

         6.11 Notification of Certain Matters. Seller shall give prompt written notice to Purchaser of any fact, event or circumstance known to it that is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it. Each of Seller and Purchaser shall give prompt written notice to the other of any fact, event or circumstance known to it that has caused or constituted, or could reasonably cause or constitute, a breach of (a) any of its representations or warranties or (b) any of its covenants or agreements contained herein. No such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.01 Conditions Precedent - Parties. The obligations of the Parties to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Date.

                  (a) The adoption of this Agreement by the stockholders of Seller owning a majority of the issued and outstanding Seller Common Stock.

                  (b) All approvals and consents from any Governmental Authority which are required for the completion of the Merger and Purchaser's ownership of Seller Bank shall have been received and all statutory waiting periods in respect thereof shall have expired.

                  (c) None of the Parties or any of their Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, prevents or makes illegal completion of the Merger.

                  (d) No proceeding initiated by any Governmental Authority seeking an order, injunction or decree to be issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of any of Merger shall be pending or threatened.

         7.02 Conditions Precedent - Seller. The obligations of Seller to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Date unless waived by Seller pursuant to Section
8.04 hereof.

                  (a) The representations and warranties of Purchaser set forth in Article V hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made anew as of the Effective Date, unless the representation and warranty relates only to a specified earlier date.

                  (b) Each of Purchaser and Merger Sub shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement at or prior to the Effective Time.

                  (c) Purchaser shall have delivered to Seller a certificate, dated the Effective Date and signed by its Chief Executive Officer or Chief Financial Officer, to the effect that the conditions set forth in Sections 7.02(a) and (b) have been satisfied.

         7.03 Conditions Precedent - Purchaser. The obligations of Purchaser to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Date unless waived by Purchaser pursuant to Section 8.04 hereof.

                  (a) The representations and warranties of Seller set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and such representations and warranties shall, subject to the MAE Qualification, be true and correct as of the Effective Date as though made anew as of the Effective Date, unless the representation and warranty relates only to a specified earlier date.

                  (b) Seller shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement at or prior to the Effective Time.

                  (c) Dissenting Shares represent less than 10% of the outstanding Seller Common Stock.

                  (d) Seller shall have delivered to Purchaser a certificate, dated the Effective Date and signed by its Chief Executive Officer or Chief Financial Officer, to the effect that the conditions set forth in Sections 7.03(a) through 7.03(c) have been satisfied.

                  (e) Seller shall have obtained the written consent from each Person who is a counterparty to or beneficiary of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other material instrument or obligation Previously Disclosed pursuant to Section 4.04(b).

                                  ARTICLE VIII
                        TERMINATION, WAIVER AND AMENDMENT

         8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time by Seller or Purchaser (based upon action of its Board of Directors) as follows:

                  (a) by the mutual consent in writing of Seller and Purchaser;

                  (b) by Purchaser in writing if Seller has, or by Seller in writing if Purchaser or Merger Sub has, breached in any material respect any material covenant or undertaking contained herein or any material representation or warranty contained herein such that the conditions set forth in Section 7.02(a) or (b), or Section 7.03(a) or (b), whichever is applicable, would not be satisfied, unless such breach has been cured within 30 days after written notice of such breach; provided that a Party which is then in material breach of any of its material representations, warranties, covenants or undertakings under this Agreement shall not be entitled to be a terminating Party hereunder;

                  (c) by either Seller or Purchaser in writing (i) if any application for prior approval of a Governmental Authority which is necessary to consummate the Merger or Purchaser's ownership of Seller Bank is denied or withdrawn at the request or recommendation of the Governmental Authority which must grant such approval, if such request or recommendation is a result of or in connection with a threatened denial by the Governmental Authority, or (ii) if any Governmental Authority of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the completion of the Merger;

                  (d) by either Seller or Purchaser in writing if the stockholders of Seller do not adopt this Agreement at Seller's Meeting;

                  (e) by Purchaser in writing within five business days after its receipt of environmental reports, assessments or studies pursuant to
Section 6.05 concluding that Seller and/or any of its Subsidiaries could reasonably be required to expend in excess of $500,000 for clean up, remediation or penalties relating to Materials of Environmental Concern, but not later than June 30, 2004; provided, however, that Seller may notify Purchaser in writing within five business days after receipt of Purchaser's termination notice under this Section 8.01(e) that it disagrees with the estimated remediation costs or penalty projections contained in the environmental reports, assessments or studies, and proposes an independent review of such matters at its own expense by one of at least three independent experts (each an "Independent Expert") it reasonably proposes to conduct the review. In the event Seller gives timely written notice, Purchaser's attempted termination under this Section 8.01(e) shall not be effective unless and until an Independent Expert selected by Purchaser from the list provided by Seller concludes that the remediation costs and/or the penalty projections contained in the original environmental reports, assessments or studies are more likely than not accurate based on past actions by the relevant Governmental Authority, any available government guidance or regulations and the experience of the Independent Expert;

                  (f) (i) by Purchaser in writing no later than September 5, 2004, if any approval or consent from any Governmental Authority required to be obtained by Purchaser for the completion of the Merger and Purchaser's ownership of Seller Bank shall not have been obtained by August 31, 2004, despite Purchaser's best efforts to obtain such approval or consent and so long as no breach by Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement shall have occurred or be continuing as of the date of the notice of such termination;

                           (ii)     by Purchaser in writing no later than
December 5, 2004, if any approval or consent from any Governmental Authority required to be obtained by Purchaser for the completion of the Merger and Purchaser's ownership of Seller Bank shall not have been obtained by November 30, 2004, despite Purchaser's best efforts to obtain such approval or consent and so long as no breach by Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement shall have occurred or be continuing as of the date of the notice of such termination; or

                           (iii)    by Purchaser in writing no later than
February 5, 2005, if any approval or consent from any Governmental Authority required to be obtained by Purchaser for the completion of the Merger and Purchaser's ownership of Seller Bank shall not have been obtained by January 31, 2005, despite Purchaser's best efforts to obtain such approval or consent and so long as no breach by Purchaser of any of its representations, warranties, covenants or agreements set forth in this Agreement shall have occurred or be continuing as of the date of the notice of such termination.

                  (g) by either Seller or Purchaser in writing if the Effective Time has not occurred by the close of business on February 28, 2005, provided that a Party which is then in material breach of any of its material representations or warranties, or has not complied with any of its covenants or obligations under this Agreement, shall not be entitled to be a terminating Party hereunder;

                  (h) by Purchaser in writing if Seller has made a Change in Recommendation; or

                  (i) by Seller in writing in order to concurrently enter into a Competing Acquisition Agreement; provided Seller shall, prior to the termination of this Agreement pursuant to this subsection, have paid the Termination Fee to Purchaser.

         8.02 Effect of Termination. In the event that this Agreement is terminated pursuant to Section 8.01 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 6.05(b), to expenses set forth in Section 9.01, to the Termination Fee set forth in Section 8.06, to the Deposit set forth in Section 8.07, to other relief under Section 8.08, and this Section 8.02, shall survive any such termination.

         8.03 Survival or Non-Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements of the Parties set forth herein shall expire at the Effective Time other than those covenants and agreements which by their expressed terms are to be performed after the Effective Time.

         8.04 Waiver. Either Party by written instrument approved by its Board of Directors (or an executive officer pursuant to delegated authority) and signed by an executive officer of such Party, may at any time (whether before or after adoption of this Agreement by the stockholders of Seller) extend the time for the performance of any of the obligations or other acts of another Party and may waive (a) any inaccuracies of another Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (b) compliance with any of the covenants, undertakings or agreements of another Party, (c) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (d) the performance by another Party of any of its obligations set forth herein; provided that any such waiver granted, or any amendment or supplement pursuant to Section 8.05 hereof executed after the stockholders of Seller have adopted this Agreement, shall not modify either the amount or form of the consideration to be paid in the Merger, or otherwise materially adversely affect the stockholders of Seller without the approval of the stockholders of Seller to the extent required by applicable law.

         8.05 Amendment or Supplement. This Agreement may be amended or supplemented at any time by mutual written agreement of the Parties, subject to the proviso to Section 8.04 hereof. Any such amendment or supplement must be in writing and, if entered into by a Party, must be authorized by or under the direction of its Board of Directors.

         8.06 Termination Fee. Purchaser shall be entitled to $1,750,000 in cash from Seller, as an agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy of Purchaser against Seller (the "Termination Fee"), payable on demand (or as otherwise provided below) in immediately available funds, upon the occurrence of any of the following:

                  (a) a termination of this Agreement by Purchaser pursuant to Section 8.01(h);

                  (b)      a termination of this Agreement by Seller pursuant to
Section 8.01(i), in which case the Termination Fee shall be paid as a condition of and immediately prior to the termination of this Agreement;

                  (c) the entering into a binding letter of intent or definitive agreement by Seller or Seller Bank relating to a change in control of Seller, Seller Bank or a substantial portion of the assets of either of them (by merger, consolidation, stock purchase, bulk sale of assets or otherwise) within one year after the termination of this Agreement by Purchaser pursuant to
Section 8.01(b); provided that any amount paid pursuant to this subsection shall be credited to, and reduce the obligation of Seller under, any award or entitlement of Purchaser under Section 8.08(a);

                  (d) the consummation of a transaction involving a change in control of Seller, Seller Bank or a substantial portion of the assets of either of them (by merger, consolidation, tender offer, stock purchase, bulk sale of assets or otherwise) within eighteen months after the termination of this Agreement by Purchaser pursuant to Section 8.01(b); provided that any amount paid pursuant to this subsection shall be credited to, and reduce the obligation of Seller under, any award or entitlement of Purchaser under Section 8.08(a); or

                  (e) the consummation of a transaction involving a change in control of Seller, Seller Bank or a substantial portion of the assets of either of them (by merger, consolidation, tender offer, stock purchase, bulk sale of assets or otherwise) within eighteen months after the termination of this Agreement pursuant to Section 8.01(d) if and only if an Alternative Proposal arises after the date hereof and prior to the date of Seller's Meeting at which the Seller stockholders voted against the adoption of this Agreement.

                  Upon payment of the Termination Fee, Seller shall have no further liability to Purchaser under this Agreement or otherwise related to the transactions contemplated hereby, except where payment is made pursuant to
Section 8.06(c) or (d), in which case Seller shall be entitled to a credit for the Termination Fee against any relief awarded under Section 8.08(a). There shall be no duplication of entitlement to the Termination Fee. Accordingly, once the Termination Fee is paid pursuant to any of the foregoing subsections, there shall be no separate or additional obligation to pay a Termination Fee under any of the other subsections.

         8.07     Disposition of Deposit upon Termination.

                  (a) The Deposit shall be forfeited by Purchaser and become the sole and exclusive property of Seller, as agreed upon liquidated damages and not as a penalty, and as the sole and exclusive remedy of Seller against Purchaser, upon the occurrence of either of the following:

                           (i)      a termination of this Agreement by Seller
pursuant to Section 8.01(b); or

                           (ii)     a termination of this Agreement pursuant to
Section 8.01(g) if and only if on the date of such termination any of the conditions applicable to Purchaser or relating to Purchaser's ability to consummate the transactions contemplated by this Agreement set forth in Section 7.01(b), (c) or (d) has not been satisfied.

                  (b) If this Agreement is terminated for any reason other than as set forth in Section 8.07 (a) above or Section 8.07(b)(i), (ii) or (iii) below, Seller shall forthwith return the Deposit, in full, to Purchaser.

                           (i)      $250,000 of the Deposit shall be forfeited
by Purchaser in the event of a termination of this Agreement pursuant to Section 8.01(c) on or prior to August 31, 2004 or pursuant to Section 8.01(f)(i);

                           (ii)     $500,000 of the Deposit shall be forfeited
by Purchaser in the event of a termination of this Agreement pursuant to Section 8.01(c) after August 31, 2004 until November 30, 2004 or pursuant to Section 8.01(f)(ii); and

                           (iii)    $750,000 of the Deposit shall be forfeited
by Purchaser in the event of a termination of this Agreement pursuant to Section 8.01(c) after November 30, 2004 and until January 31, 2005 or pursuant to
Section 8.01(f)(iii).

                  Notwithstanding the provisions of Section 8.07(b)(i), (ii) and (iii), no portion of the Deposit shall be forfeited by Purchaser to Seller if the Governmental Authority from whom approval is sought indicates to Purchaser and Seller that the failure to obtain the approval referred to therein is the result of (a) operational activities of Seller Bank, (b) current management of Seller Bank, (c) the financial condition of Seller Bank or (d) or other similar factors relating to Seller Bank.

                  Upon forfeiture of the stated portion of the Deposit pursuant to the provisions of this Subsection, Purchaser shall have no further liability to Seller under this Agreement or otherwise related to the transactions contemplated hereby. In addition, the balance of the Deposit shall be forthwith returned by Seller to Purchaser.

         8.08     Relief for Willful Breach; Specific Performance.

                  (a) In the event that this Agreement is terminated pursuant to Section 8.01(b) by Purchaser on account of the willful material breach by Seller, then Purchaser shall be entitled to such remedies and relief against Seller as are available at law or in equity (with all remedies being cumulative); provided in no event will the amount of monetary relief against Seller exceed $2,000,000, plus the return of the Deposit to the extent required by this Agreement, plus reasonable fees and expenses, less any amounts paid pursuant to Section 8.06(c) or (d).

                  (b) The Parties agree that, in the event of any breach or threatened breach (whether or not willful or material) by a Party of any covenant, obligation or other term or provision set forth in this Agreement for the benefit of any other Party, such other Party shall be entitled to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other term or provision and (ii) an injunction restraining such breach or threatened breach.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.01 Expenses. Each Party hereto shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the Merger including fees and expenses of its accountants and counsel.

         9.02 Entire Agreement. This Agreement including the Exhibits and Schedules hereto contains the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors in interest. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties and their respective successors in interest, any rights, remedies, obligations or liabilities, except as otherwise expressly provided herein.

         9.03 No Assignment. None of the Parties may assign any of its rights or obligations under this Agreement to any other Person, except by operation of law.

         9.04 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Seller:

                  North Bancshares, Inc.
                  100 W. North Avenue
                  Chicago, Illinois  60610
                  Fax:  (312) 644-4289
                  Attention:   Joseph A. Graber
                               President and Chief Executive Officer

         With a copy to:

                  Silver, Freedman & Taff, L.L.P.
                  1700 Wisconsin Avenue., N.W.
                  Washington, D.C.  20007
                  Fax: (202) 337-5502
                  Attention: Marty Meyrowitz

         If to Purchaser:

                  Northbrook Investments, LLC
                  500 Skokie Boulevard, Suite 310
                  Northbrook, Illinois 60062
                  Fax:  (847) 559-1347
                  Attention:  David Hokin
                               Rob Rubin
                               Richard Marks

         With a copy to:

                  Much Shelist Freed Denenberg
                      Ament & Rubenstein
                  191 North Wacker Drive
                  Suite 1800
                  Chicago, Illinois  650606
                  Fax:  (312) 521-2335
                  Attention:  Jeffrey Rubenstein

         9.05 Interpretation. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         9.06 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         9.07     Governing Law.

                  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction.

                  (b) Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Circuit Court for Cook County, Illinois or the United States District Court for the Northern District of Illinois (the "Chosen Court") and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (1) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (2) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (3) to the fullest extent permitted by law, waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party hereto.

                  9.08 Severability. Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.


                                    * * * * *

         The Parties have executed this Agreement in counterparts, all as of the day and year first above written.

                                     NORTH BANCSHARES, INC.


                                     By:
                                        ---------------------------------------
                                         Authorized Officer


                                     DIAMOND BANCORP, INC.


                                     By:
                                        ---------------------------------------
                                         Authorized Officer

                                     NORTH  BANCSHARES ACQUISITION CORP. II


                                     By:
                                        ---------------------------------------
                                         Authorized Officer

                      EXHIBIT A - FORM OF SUPPORT AGREEMENT


                                  April 8, 2004

Diamond Bancorp, Inc.
c/o Northbrook Investments, LLC
500 Skokie Boulevard, Suite 310
Northbrook, Illinois  60062

Attention:  David Hokin, President

Dear Mr. Hokin:

         The undersigned (the "Stockholder") owns shares, either of record or beneficially, of the common stock of North Bancshares, Inc. ("North"). The Stockholder understands that you, Diamond Bancorp, Inc. ("Purchaser"), are simultaneously herewith entering into an Agreement and Plan of Merger (the "Merger Agreement") with North providing for, among other things, the merger of North with Purchaser or a subsidiary of Purchaser (the "Merger"), in which the outstanding shares of common stock of North will be exchanged for common stock of Purchaser and/or cash, or alternatively, solely for cash.

         The Stockholder is entering into this Support Agreement to induce Purchaser to simultaneously enter into the Merger Agreement.

         The Stockholder confirms his, her or its agreement with Purchaser as follows:

         1. The Stockholder represents and warrants that the Stockholder is the record or beneficial owner (other than shares held in a fiduciary capacity for others) of that number of shares of common stock of North which is set forth opposite the Stockholder's signature on this Support Agreement (the "Existing Shares").

         2. The Stockholder agrees that he, she or it will not, and will not permit any company, trust or other entity controlled by the Stockholder to, contract to sell, sell or otherwise transfer or dispose of any of the Existing Shares, or any shares of common stock of North subsequently acquired or beneficially owned by the Stockholder (the "Additional Shares" and together with the Existing Shares, collectively, the "Shares") other than (i) pursuant to a transfer where the transferee has agreed in writing to abide by the terms of this Support Agreement in a form reasonably satisfactory to Purchaser or (ii) for transfers by will or operation of law; provided, however, that nothing in this Support Agreement shall prevent the Stockholder from discharging his or her fiduciary duties as a member of the Board of Directors of North.

         3. The Stockholder agrees to vote (or cause to be voted) all of the Shares in favor of the adoption of the Merger Agreement at any meeting of stockholders of North called to consider and vote on such matters; provided, however, that nothing in this Support Agreement shall prevent the Stockholder from discharging his or her fiduciary duties as a member of the Board of Directors of North.

         4. The Stockholder represents and warrants to Purchaser that (a) the Stockholder has full legal capacity, power and authority to enter into and perform this Support Agreement, and (b) this Support Agreement is the legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         5. It is a condition to the effectiveness of this Support Agreement that the Merger Agreement shall have been executed.

         6. This Support Agreement shall automatically terminate upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms or (b) the adoption of the Merger Agreement by the stockholders of North.

         7. This Support Agreement may not be amended, modified or supplemented except in writing by the parties hereto.

         8. This Support Agreement evidences the entire agreement between the parties hereto with respect to the matters provided for herein, and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein.

         9. The parties agree that, if any provision of this Support Agreement shall under any circumstances be deemed invalid or inoperative, this Support Agreement shall be construed with the invalid or inoperative provisions deleted, and the rights and obligations of the parties shall be construed and enforced accordingly.

         10. This Support Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         11. The validity, construction, enforcement and effect of this Support Agreement shall be governed by the laws of the State of Delaware.

         12. This Support Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and upon their respective executors, personal representatives, administrators, heirs, legatees, guardians, other legal representatives and successors. This Support Agreement shall survive the death or incapacity of the Stockholder.

         13. The Stockholder agrees that, in the event of his, her or its breach of any of the terms of this Support Agreement, Purchaser shall be entitled to such remedies and relief against the Stockholder as are available at law or in equity. The Stockholder acknowledges that there is not an adequate remedy at law to compensate Purchaser for a violation of this Support Agreement, and irrevocably waives, to the extent permitted by law, any defense that he, she or it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The Stockholder agrees to the granting of injunctive relief, without the posting of any bond, and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

         Please confirm that the foregoing correctly states the understanding between the Stockholder and Purchaser by signing and returning to the Stockholder a counterpart hereof.

                                        SIGNATURE OF STOCKHOLDER:

Number of Shares: _______________       Very truly yours,


                                        ---------------------------------------
                                          (Signature)


                                        ---------------------------------------
                                          (Identify fiduciary capacity of
                                             Stockholder, if applicable)


                                        ---------------------------------------
                                          (Print Name of Stockholder)


                                        ---------------------------------------
                                          (Print Name of Trust, if applicable)



Accepted and Agreed to as of this
8th day of April, 2004:

DIAMOND BANCORP, INC.


By:
   -------------------------------------
         Authorized Officer

             EXHIBIT B - FORM OF STOCK OPTION CANCELLATION AGREEMENT

                       STOCK OPTION CANCELLATION AGREEMENT


         This Stock Option Cancellation Agreement, made and executed as of the 8th day of April, 2004, by and between _______________ ("Option Holder") in favor of North Bancshares, Inc., a Delaware corporation (the "Company"), and Diamond Bancorp, Inc. ("Purchaser"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, the Option Holder is a current director or officer of the Company;

         WHEREAS, the Company has adopted the 1993 Stock Option and Incentive Plan (the "Plan");

         WHEREAS, pursuant to the Plan, on ________ __, ____ the Option Holder was granted an option (the "Option") to purchase an aggregate of ______ shares of common stock of the Company, $.01 par value ("Company Common Stock");

         WHEREAS, the Company and Purchaser will be entering into an Agreement and Plan of Merger (the "Merger Agreement") on the date hereof pursuant to which, among other things, the Company will be acquired by Purchaser pursuant to the merger of a wholly-owned subsidiary of Purchaser with and into the Company (the "Merger");

         WHEREAS, pursuant to the Merger Agreement, each outstanding share of Company Common Stock will be exchanged for an amount equal to the Merger Consideration (as defined in the Merger Agreement) in cash, and

         WHEREAS, as a material inducement to and condition of Purchaser's willingness to enter into the Merger Agreement and to consummate the Merger, the Option Holder is required to enter into a written agreement canceling and terminating all of his rights to acquire Company Common Stock at the Effective Time in exchange for a payment equal to the difference between the Merger Consideration (as defined in the Merger Agreement) and the exercise price per share of each share of Company Common Stock subject to the Option, multiplied by the number of shares of Company Common Stock subject to the Option.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed by the parties as follows:

                                    AGREEMENT

         1. The Option Holder represents and warrants that other than the Option, he or she does not possess any rights to acquire Company Common Stock.

         2. Option Holder represents and warrants that Option Holder owns the Option free and clear of any liens, claims or encumbrances of any type or nature. 1

         3. The Option Holder agrees that he or she will not, prior to the termination of the Merger Agreement, exercise all or any portion of the Option, and, if exercised the Company may disregard such exercise.

         4. Effective upon the Effective Time, this Stock Option Cancellation Agreement cancels the Option (the "Canceled Option").

         5. Effective upon the Effective Time, this Stock Option Cancellation Agreement cancels the option agreement (the "Option Agreement") pursuant to which the Canceled Option was issued.

         6. The cancellation of the Canceled Option hereunder is being made in consideration of a cash payment equal to (i) the excess, if any, of the Merger Consideration (as defined in the Merger Agreement) over the exercise price of the Option multiplied by (ii) the number of shares of Company Common Stock subject to the Option and remaining unexercised immediately prior to the Effective Time (as defined in the Merger Agreement (minus applicable withholding taxes)) (the "Cancellation Consideration").

         7. The parties acknowledge that such cancellation is being made irrespective of the vesting schedule contained in the Option Agreement granting the Option. The amount of the Cancellation Consideration will be paid by the Company at the Effective Time, less any applicable withholding taxes. Option Holder acknowledges that the Effective Time is subject to a number of closing conditions.

         8. Option Holder acknowledges and agrees that the Canceled Option will not be converted into Purchaser options, Purchaser common stock or any consideration other than the Cancellation Consideration described above. The undersigned Option Holder acknowledges and agrees that by entering into this Option Cancellation Agreement, upon the Effective Time, the Canceled Option will be of no further force and effect and Option Holder shall have no right to exercise the Canceled Option.

         9. Option Holder acknowledges and agrees that, should the Effective Time fail to occur for any reason, this Agreement shall upon termination of the Merger Agreement be null and void and the Option will then remain outstanding in accordance with the terms of the applicable Option Agreement.

         10. The Option Holder acknowledges and agrees that he or she has had the opportunity to consult with legal, tax and other advisors of his or her own choosing with respect to entering into this Option Cancellation Agreement and to ask questions of, and receive answers from, officers of the Company concerning the Option Cancellation Agreement and the Company's and Purchaser's business and financial condition, and that he or she freely, voluntarily and knowingly executes this Option Cancellation Agreement.

         11. This Option Cancellation Agreement constitutes the valid, legal and binding obligation of the Option Holder enforceable against the Option in accordance with its terms. It may not be assigned in whole or in part by any party hereto without the express written consent of all other parties. This Option Cancellation Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         12. The Option Holder acknowledges that in his or her capacity as an existing shareholder of the Company, he or she will personally benefit from the consummation of the Merger.

         13. This Agreement shall terminate and shall have no further force or effect upon a termination of the Merger Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Option Cancellation Agreement as of the date first above written.


                                      Signed:
                                             ----------------------------

                                             ----------------------------


NORTH BANCSHARES, INC.


By:
  -------------------------------

  -------------------------------


DIAMOND BANCORP, INC.


By:
   ------------------------------
   ------------------------------
   ------------------------------